Exhibit 99.1

World Fuel Services Corporation Reports Third Quarter Results

-- Generates Operating Cash Flow of $105 Million --

MIAMI--(BUSINESS WIRE)--November 1, 2012--World Fuel Services Corporation (NYSE:INT), a leading global fuel logistics company, principally engaged in the marketing, sale and distribution of aviation, marine and land fuel products and related services, today reported third quarter net income of $51.5 million or $0.72 diluted earnings per share compared to $52.7 million or $0.74 diluted earnings per share in the third quarter of 2011. Non-GAAP net income and diluted earnings per share for the third quarter, which exclude share-based compensation and amortization of acquired intangible assets, were $57.9 million and $0.81, respectively, compared to $59.3 million or $0.83 in 2011.

“Our market expertise and value-added service offerings continue to differentiate World Fuel as a solid counterparty to our customers and suppliers worldwide,” stated Michael J. Kasbar, president and chief executive officer of World Fuel Services Corporation. “We were pleased to complete the CarterEnergy acquisition and look to continue to grow our business across all of our segments organically and through further strategic investments.”

The company’s marine segment generated gross profit of $54 million, an increase of approximately $2.2 million or 4% sequentially, and $3.9 million or 8% year-over-year. Our aviation segment generated gross profit of $84.2 million in the third quarter of 2012, an increase of $15 million or 22% sequentially, and flat year-over-year. The company’s land segment posted gross profit of $42.6 million, a decrease of $8.6 million or 17% sequentially, but an increase of $5.8 million or 16% year-over-year.

“We continue to execute on our long-term growth strategy by capitalizing on organic growth opportunities and strategic investments such as CarterEnergy," said Ira M. Birns, executive vice president and chief financial officer. “Our strong balance sheet, solid liquidity profile and strong risk management discipline should continue to serve us well as we navigate the volatile global marketplace.”

Non-GAAP Financial Measures

This press release includes selected financial information that has not been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). This information includes non-GAAP net income and non-GAAP diluted earnings per share. The non-GAAP financial measures exclude costs associated with share-based compensation and amortization of acquired intangible assets, primarily because we do not believe they are reflective of the company’s core operating results. We believe that these non-GAAP financial measures, when considered in conjunction with our financial information prepared in accordance with GAAP, are useful for investors to evaluate our core operating results and trends.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. In addition, our presentation of non-GAAP net income and non-GAAP diluted earnings per share may not be comparable to the presentation of such metrics by other companies. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measure. A reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included in this press release.

Information Relating to Forward-Looking Statements

With the exception of historical information in this news release, this document includes forward-looking statements that involve risks and uncertainties, including, but not limited to, quarterly fluctuations in results, the creditworthiness of customers and counterparties and our ability to collect accounts receivable, fluctuations in world oil prices or foreign currency, changes in political, economic, regulatory, or environmental conditions, adverse conditions in the markets or industries in which we or our customers operate, our failure to effectively hedge certain financial risks associated with the use of derivatives, non-performance by counterparties or customers on derivatives contracts, the integration of acquired businesses, uninsured losses, our ability to retain and attract senior management and other key employees and other risks detailed from time to time in the company’s Securities and Exchange Commission filings. Actual results may differ materially from any forward-looking statements set forth herein.

About World Fuel Services Corporation

Headquartered in Miami, Florida, World Fuel Services is a leading global fuel logistics company, principally engaged in the marketing, sale and distribution of aviation, marine and land fuel products and related services on a worldwide basis. World Fuel Services sells fuel and delivers services to its clients at 6,000 locations in more than 200 countries and territories worldwide.

The company's global team of market makers provides deep domain expertise in all aspects of aviation, marine and land fuel management. Aviation customers include commercial airlines, cargo carriers, private aircraft and fixed base operators (FBO’s), as well as the United States and foreign governments. World Fuel Services' marine customers include international container and tanker fleets, cruise lines and time-charter operators, as well as the United States and foreign governments. Land customers include petroleum distributors, retail petroleum operators, and industrial, commercial and government accounts. For more information, call 305-428-8000 or visit www.wfscorp.com.

WORLD FUEL SERVICES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED - IN THOUSANDS, EXCEPT PER SHARE DATA)

	For the Three Months ended		For the Nine Months ended
	September 30,		September 30,
	2012	2011	2012	2011

Revenue	$9,911,673	$9,510,792	$29,009,525	$25,298,907
Cost of revenue	9,730,921	9,339,945	28,499,415	24,826,190

Gross profit	180,752	170,847	510,110	472,717

Operating expenses:
Compensation and employee benefits	65,843	57,215	176,553	159,161
Provision for bad debt	3,631	2,422	4,413	6,749
General and administrative	40,230	40,285	126,482	114,254

Total operating expenses	109,704	99,922	307,448	280,164

Income from operations	71,048	70,925	202,662	192,553
Non-operating expenses, net	(3,467)	(6,434)	(13,087)	(14,268)

Income before income taxes	67,581	64,491	189,575	178,285
Provision for income taxes	14,683	10,649	33,249	32,113

Net income including noncontrolling interest	52,898	53,842	156,326	146,172
Net income attributable to noncontrolling interest	1,404	1,187	9,817	2,205

Net income attributable to World Fuel	$51,494	$52,655	$146,509	$143,967

Basic earnings per common share	$0.72	$0.74	$2.06	$2.04

Basic weighted average common shares	71,216	70,939	71,128	70,593

Diluted earnings per common share	$0.72	$0.74	$2.04	$2.02

Diluted weighted average common shares	71,816	71,587	71,791	71,415

WORLD FUEL SERVICES CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(UNAUDITED - IN THOUSANDS)

	As of
	September 30,	December 31,
	2012	2011

Assets:
Current assets:
Cash and cash equivalents	$139,401	$205,415
Accounts receivable, net	2,380,451	2,160,561
Inventories	591,870	472,584
Prepaid expenses and other current assets	415,840	283,667

Total current assets	3,527,562	3,122,227

Property and equipment, net	101,742	90,710

Goodwill, identifiable intangible and non-current other assets	549,161	484,309

Total assets	$4,178,465	$3,697,246

Liabilities and equity:
Liabilities:
Current liabilities:
Short-term debt	$26,516	$17,800
Accounts payable	2,037,836	1,739,678
Accrued expenses and other current liabilities	299,424	268,664

Total current liabilities	2,363,776	2,026,142

Long-term debt	260,649	269,348
Other long-term liabilities	59,750	55,038
Total liabilities	2,684,175	2,350,528

Equity:
World Fuel shareholders' equity	1,472,038	1,332,961
Noncontrolling interest equity	22,252	13,757
Total equity	1,494,290	1,346,718

Total liabilities and equity	$4,178,465	$3,697,246

WORLD FUEL SERVICES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED - IN THOUSANDS)

	For the Three Months ended		For the Nine Months ended
	September 30,		September 30,
	2012	2011	2012	2011

Cash flows from operating activities:
Net income including noncontrolling interest	52,898	$53,842	156,326	$146,172
Adjustments to reconcile net income including
noncontrolling interest to net cash provided by (used in)
operating activities:
Depreciation and amortization	9,132	10,371	26,800	29,111
Provision for bad debt	3,631	2,422	4,413	6,749
Share-based payment award compensation costs	4,384	2,541	10,341	8,199
Other	(6,462)	(6,655)	(7,485)	(2,775)
Change in cash collateral deposits held by financial counterparties	134,999	355	6,941	(295)
Changes in other assets and liabilities, net of acquisitions	(93,388)	(142,040)	(149,065)	(404,024)
Total adjustments	52,296	(133,006)	(108,055)	(363,035)
Net cash provided by (used in) operating activities	105,194	(79,164)	48,271	(216,863)

Cash flows from investing activities:
Acquisitions and other investments, net of cash acquired	(42,299)	(6,302)	(71,337)	(112,315)
Capital expenditures	(9,170)	(8,413)	(18,737)	(15,807)
Other	(386)	(2,706)	(386)	(2,706)
Net cash used in investing activities	(51,855)	(17,421)	(90,460)	(130,828)

Cash flows from financing activities:
(Repayments) borrowings of debt, net	(50,453)	107,558	(12,860)	239,435
Dividends paid on common stock	(2,669)	(2,655)	(8,019)	(7,949)
Other	1,335	(845)	(4,612)	(1,110)
Net cash (used in) provided by financing activities	(51,787)	104,058	(25,491)	230,376

Effect of exchange rate changes on cash and
cash equivalents	1,173	(5,354)	1,666	(3,724)

Net increase (decrease) in cash and cash equivalents	2,725	2,119	(66,014)	(121,039)

Cash and cash equivalents, as of beginning of period	136,676	149,735	205,415	272,893

Cash and cash equivalents, as of end of period	$139,401	$151,854	$139,401	$151,854

WORLD FUEL SERVICES CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(UNAUDITED - IN THOUSANDS, EXCEPT PER SHARE DATA)

	For the Three Months ended		For the Nine Months ended
	September 30,		September 30,
	2012	2011	2012	2011

Non-GAAP financial measures and reconciliation:

GAAP net income attributable to World Fuel	$51,494	$52,655	$146,509	$143,967
Share-based compensation expense, net of taxes	2,475	1,738	6,583	5,626
Intangible asset amortization expense, net of taxes	3,953	4,870	10,537	14,103
Non-GAAP net income attributable to World Fuel	$57,922	$59,263	$163,629	$163,696

GAAP diluted earnings per common share	$0.72	$0.74	$2.04	$2.02
Share-based compensation expense, net of taxes	0.03	0.02	0.09	0.08
Intangible asset amortization expense, net of taxes	0.06	0.07	0.15	0.20
Non-GAAP diluted earnings per common share	$0.81	$0.83	$2.28	$2.30

WORLD FUEL SERVICES CORPORATION AND SUBSIDIARIES
BUSINESS SEGMENT INFORMATION
(UNAUDITED - IN THOUSANDS)

		For the Three Months ended		For the Nine Months ended
		September 30,		September 30,
		2012	2011	2012	2011
Revenue:
	Aviation segment	$3,823,338	$3,540,503	$10,782,756	$9,551,924
	Marine segment	3,630,094	4,045,176	11,301,429	10,577,578
	Land segment	2,458,241	1,925,113	6,925,340	5,169,405
		$9,911,673	$9,510,792	$29,009,525	$25,298,907

Gross profit:
	Aviation segment	$84,197	$83,966	$218,282	$236,121
	Marine segment	53,960	50,069	160,785	140,958
	Land segment	42,595	36,812	131,043	95,638
		$180,752	$170,847	$510,110	$472,717

Income from operations:
	Aviation segment	$39,808	$41,228	$92,601	$117,022
	Marine segment	27,296	24,899	82,672	68,017
	Land segment	18,185	18,653	62,737	43,342
		85,289	84,780	238,010	228,381
	Corporate overhead - unallocated	14,241	13,855	35,348	35,828
		$71,048	$70,925	$202,662	$192,553

CONTACT:
World Fuel Services Corporation
Ira M. Birns, 305-428-8000
Executive Vice President & Chief Financial Officer